Consent of Independent Registered Public Accounting Firm

We consent to the use in Amendment No. 1 to the Company’s Registration Statement  on Form S-4 (No. 333-139594) of Argyle Security Acquisition Corporation of our report dated March 17, 2006, except for notes 2, 7, 9, 10, 14, 15, and 16, as to which the date  is December 1, 2006, relating to our audits of the consolidated financial statements of ISI Detention Contracting Group, Inc. and Subsidiaries.

/s/ Padgett, Stratemann & Co., L.L.P.

Certified Public Accountants
San Antonio, Texas
February 12, 2007